Exhibit 99

Form 4 Joint Filers’ Information

Name: Andreeff Equity Advisors, L.L.C.
Address: 140 E. St. Lucia Lane, Santa Rosa Beach, FL 32459
Designated Filer: Dane Andreeff
Issuer & Ticker Symbol: Benihana Inc. (BNHN)
Date of Event Requiring Statement: December 29, 2008

Signature:     /s/ Dane Andreeff

By: Dane Andreeff, Managing Member